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                    AMENDMENT NO. 23 TO MANAGEMENT AGREEMENT

     This Amendment No. 23 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005, December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006 and
November 1, 2006 (the "Agreement"), by and between Met Investors Series Trust (the "Trust") and Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of November, 2006.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolio listed below to the following:

               Portfolio                  Percentage of average daily net assets
--------------------------------------    --------------------------------------
Oppenheimer Capital Appreciation          0.65% of the first $150 million of
Portfolio                                 such assets, plus 0.625% of such
                                          assets over $150 million up to $300
                                          million, plus 0.60% of such assets
                                          over $300 million up to $500 million,
                                          plus 0.55% of such assets over $500
                                          million up to $700 million, plus
                                          0.525% of such assets over $700
                                          million up to $900 million, plus 0.50%
                                          of such assets over $900 million

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of November, 2006.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Jeffrey A. Tupper
                                            ------------------------------------
                                            Name: Jeffrey A. Tupper
                                            Title: Treasurer


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President